UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



          Date of Report (Date of earliest event reported): May 9, 2008



                             Medis Technologies Ltd.
             (Exact name of Registrant as specified in its charter)


        Delaware                       0-30391                   13-3669062
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                                805 Third Avenue
                            New York, New York 10022
                    (Address of principal executive offices)


                  Registrant's telephone number: (212) 935-8484


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

     On May 9, 2008, we received gross proceeds of $7.5 million from the sale to Azimuth Opportunity Ltd. ("Azimuth") of 917,020 shares of our common stock, at an average price of approximately $8.18 per share. The sale of common stock was made pursuant to our previously announced $60.0 million equity line of credit arrangement with Azimuth. The entry into the equity line of credit arrangement with Azimuth was disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on April 28, 2008.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2008


                                       MEDIS TECHNOLOGIES LTD.



                                       By:    /s/ Howard Weingrow
                                           ------------------------------------
                                            Name:  Howard Weingrow
                                            Title: Deputy Chairman and
                                                   Chief Operating Officer